Exhibit (a)(5)(i)

                              NOTICE OF WITHDRAWAL

            The undersigned hereby withdraws units of limited partnership interest in Secured Income L.P. ("Units") heretofore tendered by the undersigned to MPF-NY 2005; LLC; Moraga Gold, LLC; MP Income Fund 16, LLC; MPF Income Fund 22, LLC; MacKenzie Patterson Special Fund 7, LLC; MP Income Fund 12, LLC; MPF Acquisition Co. 3, LLC; MPF DeWaay Fund 4, LLC; MPF Flagship Fund 11, LLC; MPF Blue Ridge Fund I, LLC; MPF Blue Ridge II, LLC; MacKenzie Patterson Special Fund 6, LLC; MacKenzie Patterson Special Fund 6-A, LLC; MacKenzie Specified Income Fund; Accelerated High Yield Institutional Fund, LTD., LP; Real Estate Securities Fund 83, LP (collectively, the "Purchasers") pursuant to the Offer to Purchase, dated November 30, 2005, as amended to date (the "Offer to Purchase").

Name(s) of person(s) who tendered Units: _______________________________________

Name(s) of registered Unit holder(s) (if different): ___________________________

Number of Units to be withdrawn (state "all" if all Units tendered are to be withdrawn): __________

Date: _______________, 2005

____________________________________
Signature of Withdrawing Unit Holder

____________________________________
Signature of Joint Unit Holder, if any

INSTRUCTIONS

            According to the Offer to Purchase for a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary for the Purchasers at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, any such notice of withdrawal must be signed by the person who signed the Purchaser's letter of transmittal in the same manner as such letter of transmittal was signed. Please refer to the Offer to Purchase for additional information regarding this procedure.

By hand, mail, or
overnight courier:                                  By facsimile:
------------------                                  -------------

MacKenzie Patterson Fuller, Inc.                    (925) 631-9119
1640 School Street
Moraga, California 94556

To confirm withdrawal by telephone, call toll free: (800) 854-8357